EXHIBIT 4.14

FORM OF PLACEMENT AGENT WARRANT AGREEMENT

        WARRANT AGREEMENT dated as of June 25, 2008, between American Bio Medica Corporation, a New York corporation ("Company"), and Cantone Research, Inc. ("Agent”).

WITNESSETH

        WHEREAS, the Agent has agreed to act as the placement agent in connection with the Company's proposed private placement (the "Private Placement") of a minimum of $250,000 and a maximum of $1,500,000, of $750,000 of 10% Subordinated Convertible Debentures, Series A due 2012 (the “Series A Debentures”) and $750,000 of 10% Subordinated Convertible Debentures, Series B due Four (4) Years from Issuance the “Series B Debentures”) of the Company, which are convertible into shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”); and

        WHEREAS, the Company proposes to issue to the Agent, warrants ("Agent Warrants") to purchase 50 shares of Common Stock for every $500 in principal amount of Series A Debentures placed by the Agent, and accepted by the Company in the Private Placement; and

        WHEREAS, the Agent Warrants to be issued pursuant to this Agreement will be issued by the Company to the Agent in consideration for, and as part of the Agent’s compensation in connection with the Agent acting as the placement agent in the Private Placement upon the Company’s receipt of not less than $250,000 in gross sales of Series A Debentures

        NOW, THEREFORE, the parties hereto agree as follows:

        1.    Grant.    In consideration of $1.00 and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Company, the Company hereby grants to the Agent, and its assigns (each, a "Holder"), by issuance of the Agent Warrants, the right to purchase, at any time during the term ("Warrant Exercise Term") commencing on the date hereof and ending at 5:00 p.m., Eastern Time, on the fourth anniversary of the date hereof, an aggregate number of shares of Common Stock equal to 50 such shares for every $500 in principal amount of Series A Debentures placed by the Agent and accepted by the Company in the Private Placement at an exercise price equal to the publicly traded closing price of the shares of the Company’s Common Stock on the NASDAQ Capital Market on the Closing Date (the “Exercise Price”). As used herein, “Closing Date” shall have the meaning given such term, and shall be determined in accordance with the provisions of, the Securities Purchase Agreement, dated June __, 2008, by and between the Company and the Agent.

       2.    Certificates Evidencing the Agent Warrants.    The Agent Warrants shall be evidenced by a warrant certificate ("Warrant Certificate") in the form attached as Exhibit A hereto. The Warrant Certificate, as well as the certificate evidencing the Common Stock underlying the Agent Warrants and issuable upon exercise of the Agent Warrants (the "Agent Shares"), shall be duly and properly executed by the Company.

        3.    Exercise of the Agent Warrants

           3.1    Exercise of the Agent Warrants.    The Agent Warrants may be exercised, in whole or in part (but not as to fractional shares), by surrender of the Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment in the form of a certified or bank cashier’s check payable to the order of the Company in an amount equal to the Exercise Price multiplied by the number of Agent Warrants being exercised at the Company's principal offices which, at the date hereof, is: American Bio Medica Corporation, Attn: Corporate Secretary, 122 Smith Road, Kinderhook, New York 12106.

In the case of the purchase of less than all the Agent Shares purchasable under the Warrant Certificate, the Company shall cancel the Warrant Certificate and shall execute and deliver a new Warrant Certificate of like tenor for the unexercised balance of the Agent Warrants. The date on which all deliveries required to be made to the Company upon exercise of Agent Warrants pursuant to this Section 3.1 shall have been made shall mean the "Exercise Date".

            3.2    Issuance of Certificates for Agent Shares. Upon the exercise of the Agent Warrants, the issuance of certificates for Agent Shares shall be made forthwith (and in any event such issuance shall be made within ten (10) business days from the Exercise Date) without charge to the Holder thereof, including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Section 5 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

        4.    Transfer of Securities.    The Agent, by acceptance of the Warrant Certificate, covenants and agrees that it is acquiring the Agent Warrants evidenced thereby, and, upon exercise thereof, the Agent Shares, for its own account as an investment and not with a view to distribution thereof.

The Agent acknowledges that the Agent Warrants have not been, and are not being registered under the Securities Act of 1933, as amended, (the “1933 Act”), and as of the date hereof, the Agent Shares have not been registered under the 1933 Act. The Agent acknowledges and agrees that the Agent Warrants, and until such time as the Agent Shares have been registered under the 1933 Act and sold in accordance with an effective Registration Statement (the “Registration Statement”), shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Agent Warrant and Agent Shares).

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR THE SECURITIES LAWS OF ANY STATE. THEY MAY NOT BE SOLD, OR OFFERED FOR SALE, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES, OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

Any purported transfer of any Agent Warrants or Agent Shares not in compliance with the provisions of this Section 4 shall be null and void.

5.    Registration Rights.

5.1     The Company shall use commercially reasonable efforts to prepare and file with the Securities and Exchange Commission (“SEC”), no later than eight (8) months following the completion of the Series A offering under the Private Placement, an effective Registration Statement on Form S-3 registering not less than the aggregate number of (1) shares into which all Series A Debentures and Series B Debentures would be convertible, plus (2) shares issuable pursuant to the Agent Warrants, then entitled to registration and exercisable at the time of filing of the Form S-3 (collectively, the “Registrable Securities”).

5.2     Minimum Sale Requirement. The Company shall have no obligation to prepare a Registration Statement on Form S-3 for filing with the SEC with respect to the Registrable Securities unless the gross proceeds of either the Series A Debentures offering or the Series B Debenture offering exceed $250,000 (the “Minimum Sale Requirement”).

5.3     Obligations of the Company.  In connection with the registration of the Registrable Securities, the Company shall do each of the following.

a)    Use commercially reasonable efforts to prepare and file with the SEC a Registration Statement with respect to not less than the number of Registrable Securities provided in Sub-Section 5.1, above, and thereafter use its reasonable best efforts to cause such Registration Statement relating to Registrable Securities to become effective the earlier of (a) 5 days after notice by the SEC that it may be declared effective, and keep the Registration Statement effective at all times until the earliest (the "Registration Period") of (i) the date that is four (4) years after the date of the closing of the Private Placement (ii) the date when the buyers of the Debentures (the “Buyers”) may sell all Registrable Securities under Rule 144 or (iii) the date no Buyer or Holder any longer owns any of the Registrable Securities, which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

b)    Use commercially reasonable efforts to prepare and file with the SEC such amendments (including post-effective amendments) and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Registration Period, and, during the Registration Period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement.

c)     Furnish to the Agent and the Agent’s legal counsel identified to the Company, (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one (1) copy of the Registration Statement and each amendment thereto, and (ii) such number of copies of a prospectus, and all amendments thereto and such other documents, as the Agent may reasonably request in order to facilitate the disposition of any Registrable Securities owned by the Agent.

d)     As promptly as practicable after becoming aware of such event, notify the Agent of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and use its best efforts promptly to prepare an amendment to the Registration Statement or other appropriate filing with the SEC to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to the Agent if requested.

e)     As promptly as practicable after becoming aware of such event, notify the Agent of the issuance by the SEC of a notice of effectiveness or any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time.

f)      Notwithstanding the foregoing, if at any time or from time to time after the date of effectiveness of the Registration Statement, the Company notifies the Agent in writing of the existence of (a) the possession by the Company of material information not ripe for disclosure in a registration statement, which shall be evidenced by determinations in good faith by the Board of Directors of the Company that disclosure of such information in the registration statement would be detrimental to the business and affairs of the Company; or (b) any material engagement or activity by the Company which would, in the good faith determination of the Board of Directors of the Company, be adversely affected by disclosure in a registration statement at such time, which determination shall be accompanied by a good faith determination by the Board of Directors of the Company that the registration statement would be materially misleading absent the inclusion of such information “Potential Material Event”), the Agent shall not offer or sell any Agent Shares, or engage in any other transaction involving or relating to the Agent Shares, from the time of the giving of notice with respect to a Potential Material Event until the Agent receives written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event; provided, however, that the Company may not so suspend the right of the Agent for more than two twenty (20) day periods in the aggregate during any 12-month period ("Suspension Period") with at least a ten (10) business day interval between such periods, during the periods the Registration Statement is required to be in effect.

g)     Provide a transfer agent and registrar, which may be a single entity, for the Agent Shares no later than the effective date of the Registration Statement.

h)     Cooperate with the Agent to facilitate the timely preparation and delivery of certificates for the Agent Shares to be offered pursuant to the Registration Statement and enable such certificates for the Agent Shares to be in such denominations or amounts as the case may be, as the Agent may reasonably request, and, within three (3) business days after a Registration Statement which includes the Agent Shares is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Agent Shares (with copies to the Agent) an appropriate instruction and opinion of such counsel.

i)      Take all other reasonable actions necessary to expedite and facilitate disposition by the Agent.

5.4          Obligations of the Agent. In connection with the registration of the Registrable Securities, the Agent shall have the following obligations:

a)         It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities, including but not limited to the Agent Shares, that the Agent shall furnish to the Company such information regarding itself, the Agent Shares, and the intended method of disposition of the Agent Shares held by it, as shall be reasonably required to effect the registration of the Agent Shares, and shall execute such documents in connection with such registration as the Company may reasonably request. At least ten (10) days prior to the first anticipated filing date of the Registration Statement, the Company shall notify the Agent of the information the Company requires from the Agent (the "Requested Information") if the Agent elects to have the Agent Shares included in the Registration Statement.

b)         The Agent agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless the Agent has notified the Company in writing of the Agent’s election to exclude the Agent Shares from the Registration Statement.

c)         The Agent agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sub-Section 5.3(d) or 5.3(e), above, the Agent will immediately discontinue disposition of Agent Shares pursuant to the Registration Statement covering the Agent Shares until the Agent's receipt of the copies of the amended prospectus contemplated by Sub-Section 5.3(d) or 5.3(e) and, if so directed by the Company, the Agent shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Agent’s possession, of the prospectus covering the Agent Shares current at the time of receipt of such notice.

5.5          Expenses of Registration. All expenses, other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 5, but including, without limitation, all registration, listing, and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company, shall be borne by the Company.

5.6          Indemnification.  In the event the Agent Shares are included in a Registration Statement:

a)  To the extent permitted by law, the Company will indemnify and hold harmless the Agent, its directors, officers, each person, if any, who controls the Agent within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Party", against any losses, claims, damages, liabilities or expenses (joint or several) (including reasonable attorneys fees) incurred (collectively, "Claims") to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations in the Registration Statement, or any post-effective amendment thereof, or any prospectus included therein: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the final prospectus (as amended, if the Company files any amendment thereof with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to clause (b) of this Section 5.6, the Company shall reimburse the Agent, promptly as such expenses are incurred and are due and payable, for the reasonable legal fees or other reasonable expenses incurred by it in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 5.6(a) shall not (I) apply to a Claim by any Indemnified Party arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Indemnified Party expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof, (II) be available to an Indemnified Party to the extent such Claim is based on a failure of such Indemnified Party to deliver or cause to be delivered the prospectus made available by the Company; or (III) apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. The Agent will indemnify the Company and its officers, directors and agents against any claims arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company, by or on behalf of the Agent, expressly for use in connection with the preparation of the Registration Statement, subject to such limitations and conditions as are applicable to the Indemnification provided by the Company to this Sub-Section 5.6. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party and shall survive the transfer of the Agent Shares by the Agent pursuant to Section 5.8.

b)  Promptly after receipt by an Indemnified Party under this Section 5.6 of notice of the commencement of any action (including any governmental action), such Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 5.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Party, as the case may be. In case any such action is brought against any Indemnified Party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party under this Section 5.6 for any legal or other reasonable out-of-pocket expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action of its final conclusion. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and reasonable out-of-pocket expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the Indemnified Party. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Party under this Section 5.6, except to the extent that the indemnifying party is thereby prejudiced in its ability to defend such action. The indemnification required by this Section 5.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

c)
Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Sub-Section 5.6 to the fullest extent permitted by law; provided, however, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Sub-Section 5.6; (b) no seller of Agent Shares guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Agent Shares who was not guilty of such fraudulent misrepresentation; and (c) contribution by any seller of Agent Shares shall be limited in amount to the net amount of proceeds received by such seller from the sale of the Agent Shares.

5.7          Reports under Exchange Act. With a view to making available to the Agent the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Agent to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

a)         make and keep public information available, as those terms are understood and defined in Rule 144;

b)         file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

c)         furnish to the Agent so long as the Agent owns Agent Shares, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit the Agent to sell such securities pursuant to Rule 144 without registration.

5.8          Assignment of Registration Rights. The rights to have the Company register the Agent Shares shall be automatically assigned by the Agent to any transferee of the Agent Shares (or all or any portion of the Agent Warrants which are convertible into such securities) only if: (a) the Agent agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee and (ii) the securities with respect to which such registration rights are being transferred or assigned, (c) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, and (d) at or before the time the Company received the written notice contemplated by clause (b) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein. In the event of any delay in filing or effectiveness of the Registration Statement as a result of such assignment, the Company shall not be liable for any damages arising from such delay.

5.9          Amendment of Registration Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Agent. Any amendment or waiver affected in accordance with this Sub-Section 5.9 shall be binding upon the Agent and the Company.

        6.     Exchange and Replacement of Warrant Certificates. Each Warrant Certificate is exchangeable without expense, upon the surrender thereof by the Agent at the principal office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of securities in such denominations as shall be designated by the Agent at the time of such surrender.

        Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

        7.     Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Agent Warrants, but instead shall pay cash in lieu of such fractional interests to the Agent based on the Exercise Price.

        8.     Reservation and Listing of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Agent Warrants, such number of shares of Common Stock as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Agent Warrants and payment of the Exercise Price, all shares of Common Stock issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder.

        9.   Notice to Agent as Warrant Holder. Nothing contained in this Agreement shall be construed as conferring upon Agent as a Warrant Holder, the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company.

        10.   Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, mailed by registered or certified mail, return receipt requested, or sent by facsimile or electronic delivery with confirmation of delivery:

        (a)   If to the Agent, to the address shown on the books of the Company; or

        (b)   If to the Company, to the address set forth in Section 3.1 hereof, or to such other address as the Company may designate by notice to the Agent.

        11.   Supplements and Amendments. The Company and the Agent may from time to time supplement or amend this Agreement in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Agent may deem necessary or desirable and which the Company and the Agent deem shall not adversely affect the interests of any Holder of the Debentures.

        12.   Successors. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Agent and their respective successors and assigns hereunder.

        13.   Termination. This Agreement shall terminate at the close of business on the fourth anniversary of the date hereof. Notwithstanding the foregoing, the indemnification provisions of Section 5.5 hereof shall survive such termination until the close of business on the tenth anniversary of the date hereof.

        14.  Miscellaneous. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of Albany or the state courts of the State of New York sitting in the City of Albany in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

(Signature page follows)

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

AMERICAN BIO MEDICA CORPORATION

By:

________________________________________________
Name: Stan Cipkowski
Title: Chief Executive Officer

CANTONE RESEARCH, INC.

By:

________________________________________________
Name: Anthony J. Cantone
Title: President

FORM OF AGENTS WARRANT CERTIFICATE

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR THE SECURITIES LAWS OF ANY STATE. THEY MAY NOT BE SOLD, OR OFFERED FOR SALE, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES, OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE AGENT WARRANT AGREEMENT REFERRED TO HEREIN.

No. AW- ________	___________ Warrants

AGENT'S WARRANT CERTIFICATE

        This Agent Warrant Certificate certifies that Cantone Research, Inc., or its assigns, is the Holder of ____________ Warrants (the "Agent Warrants") to purchase initially, at any time after the date hereof until 5:00 p.m. Eastern Time on the fourth anniversary of the date hereof, ("Expiration Date"), up to __________ shares of common stock ("Common Stock"), of American Bio Medica Corporation, a New York corporation (the "Company"), at the exercise price of $_______ per share of Common Stock (“Exercise Price”) upon surrender of this Agent Warrant Certificate and payment of the Exercise Price, subject to the conditions set forth herein and in the Placement Agent Warrant Agreement dated June 25, 2008 between the Company and Cantone Research, Inc. (the "Warrant Agreement"). Capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms by the Warrant Agreement. Payment of the Exercise Price shall be in the form of a certified or bank cashier’s check payable to the order of the Company in an amount equal to the Exercise Price multiplied by the number of Agent Warrants being exercised.

        No Warrant may be exercised after 5:00 p.m., Eastern Time, on the Expiration Date, at which time all Agent Warrants evidenced hereby, unless exercised prior thereto, hereby shall thereafter be void.

        The Agent Warrants evidenced by this Agent Warrant Certificate are part of a duly authorized issue of Agent Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company and the Holders of the Agent Warrants.

        Upon due presentment for registration of transfer of this Agent Warrant Certificate and executed form of assignment as attached hereto at the office of the Company set forth in the Warrant Agreement, a new Agent Warrant Certificate or Agent Warrant Certificates of like tenor and evidencing in the aggregate a like number of Agent Warrants shall be issued to the transferee(s) in exchange for this Agent Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

        Upon the exercise of less than all of the Agent Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Agent Warrant Certificate representing such unexercised Agent Warrants.

        The Company may deem and treat the Holder(s) hereof as reflected on the records of the Company as the absolute owner(s) of this Agent Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the Holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

        IN WITNESS WHEREOF, the Company has caused this Agent Warrant Certificate to be duly executed under its corporate seal.

Dated as of

________, 2008

American Bio Medica Corporation

________________________________________________
BY: Stan Cipkowski
ITS: Chief Executive Officer
(AFFIX CORPORATE SEAL)

FORM OF ELECTION TO PURCHASE

        The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ___________ Shares of Common Stock.

        In accordance with the terms of Section 3.1 of the Placement Agent Warrant Agreement dated as of June 25, 2008, between American Bio Medica Corporation. and Cantone Research, Inc., the undersigned requests that a certificate for such Common Stock be registered in the name of  ______whose address is ______________     and that such Certificate be delivered to                         whose address is _______________________________________________________.

Dated: _________________, 20____

Signature:

_____________________________________________________________
BY:

ITS:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

__________________________________
 (Insert Social Security or Other Identifying Number of Holder)

FORM OF ASSIGNMENT

(To be executed by the Holder if such Holder to transfer the Agent Warrant Certificate.)

FOR VALUE RECEIVED

_____________________________________________________hereby sells, assigns and transfers unto

_________________________________________________________________________________________

_________________________________________________________________________________________

________________________(Please print name and address of transferee)

this Agent Warrant Certificate, together with all right, title and interest therein, and does hereby authorize the transfer of the within Warrant Certificate on the books of American Bio Medica Corporation, with full power of substitution.

Dated:

______________________________________
Signature:

__________________________________________
(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

____________________________________
(Insert Social Security or Other Identifying Number of Holder)